UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2021

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip code)

Post Office Box 27626, Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

New Indenture and New Notes

Overview

On March 10, 2021, Owens & Minor, Inc. (the “Company”), completed its previously announced sale of $500,000,000 aggregate principal amount of the Company’s 4.500% senior notes due 2029 (the “New Notes”) in a private offering (the “Notes Offering”) to persons reasonably believed to be “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act, as amended (the “Securities Act”) and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act.

The terms of the New Notes are governed by the New Indenture, dated March 10, 2021, among the Company, the guarantors named therein and Regions Bank, as trustee (the “Trustee”).

Interest; Ranking; Guarantees

The New Notes bear interest at a rate of 4.500% per year payable semi-annually in arrears on March 31 and September 30 of each year, commencing September 30, 2021. The New Notes are our general senior unsecured obligations and will be equal in right of payment with any of our existing and future senior indebtedness, including obligations under our New Revolving Credit Facility (as defined herein), and senior in right of payment to any of our subordinated indebtedness. The New Notes will be effectively subordinated to any of our secured indebtedness (including indebtedness under the New Revolving Credit Facility and the 4.375% Senior Notes due 2024 (the “2024 Notes”) to the extent of the value of the assets securing such indebtedness. The New Notes will be guaranteed on a senior unsecured basis by our existing and future wholly-owned domestic restricted subsidiaries (the “Guarantors”) that will incur or guarantee debt under our New Revolving Credit Facility (the “Guarantees”), subject to certain exceptions. The New Notes and the related Guarantees will be structurally subordinated to the indebtedness and other liabilities, including preferred stock, of our non-guarantor subsidiaries.

Optional Redemption

The Company may redeem all or part of the New Notes prior to March 31, 2024, at a price equal to 100% of the principal amount of the New Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium, as described in the New Indenture. On or after March 31, 2024, the Company may redeem all or part of the New Notes at the applicable redemption prices described in the New Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Company may also redeem up to 40% of the aggregate principal amount of New Notes at any time prior to March 31, 2024, at a redemption price equal to 104.500% with an amount equal to or less than the net cash proceeds from certain equity offerings, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control

Subject to certain limitations, in the event of a Change of Control (as defined in the New Indenture), the Company will be required to offer to repurchase the New Notes from holders at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Covenants; Events of Default

The New Indenture contains certain covenants, including, among others, covenants that restrict the ability of the Company and its restricted subsidiaries to incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock, pay dividends and make other distributions or repurchase stock, make certain investments, create or incur liens, sell assets, enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances or transfer assets to the issuer or the guarantors, enter into certain transactions with the issuer’s affiliates, designate restricted subsidiaries as unrestricted subsidiaries, and merge, consolidate or transfer or sell all or substantially all of the issuer’s or the guarantors’ assets. These covenants are subject to a number of important limitations and exceptions. Most of these covenants will not apply to the Company and its restricted subsidiaries during any period in which the New Notes are rated investment grade by any two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Inc.

The New Indenture also contains customary provisions for events of default including, but not limited to, for failure to pay principal or interest when due and payable, failure to comply with covenants or agreements in the New Indenture or the New Notes and failure to cure or obtain a waiver of such default upon notice, and events of bankruptcy, insolvency or reorganization affecting the Company and certain of its subsidiaries. In the case of an event of default, the principal amount of the New Notes plus accrued and unpaid interest may be accelerated.

The description of the New Notes and the New Indenture in this Current Report on Form 8-K (this “Current Report”) are summaries, and are qualified in their entirety by reference to the complete terms of the New Indenture and the form of New Note included therein. The New Indenture and the form of global note representing the New Notes are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

New Revolving Credit Facility

Overview

On March 10, 2021, the Company entered into a new revolving credit facility (the “New Revolving Credit Facility”) with Revolving Credit Commitments (as defined in the Credit Agreement) made available to the Company in an initial aggregate principal amount of $300 million. The revolving credit facility is governed by the Credit Agreement, dated as of March 10, 2021, by and among the Company, and certain subsidiaries of the Company party thereto, as borrowers, Bank of America, N.A., as an administrative agent and collateral agent, and a syndicate of financial institutions, as lenders (the “Credit Agreement”).

Interest Rate; Maturity

The interest rate on the Revolving Loans borrowed pursuant to the Credit Agreement is based on 1) either the Eurocurrency Rate or the Base Rate plus 2) an Applicable Rate which varies depending on the current Debt Ratings or Total Leverage Ratio, determined as to whichever shall result in more favorable pricing to the Borrowers (each as defined in the Credit Agreement). A commitment fee of between 17.5 and 40.0 basis points will be charged on the unused portion of the Revolving Credit Commitments. The Maturity Date is five years from the date entered into.

Security

The Company also entered into a Security Agreement in connection with the Credit Agreement pursuant to which the Company granted Collateral (as defined in the Credit Agreement) on behalf of the Secured Parties (as defined in the Credit Agreement) under the Credit Agreement, including first priority liens and security interests in (a) all present and future shares of Capital Stock (as defined in the Credit Agreement) owned by the Loan Parties in the Loan Parties’ present and future subsidiaries and (b) all present and future personal property and assets of the Loan Parties, subject to certain exceptions.

Covenants; Events of Default

The Credit Agreement requires the Company to maintain a Total Leverage Ratio (as defined in the Credit Agreement) of less than or equal to 4.50:1.00 and a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of greater than or equal to 2.00:1.00, including on a pro forma basis in the event of an acquisition or divestiture.

In addition, the Credit Agreement contains negative covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined in the Credit Agreement) to incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock, pay dividends and make other distributions or repurchase stock, make certain investments, create or incur liens, sell assets, enter into restrictions affecting the ability of Restricted Subsidiaries to make distributions, loans or advances or transfer assets, enter into certain transactions with the Company’s affiliates, designate Restricted Subsidiaries as Unrestricted Subsidiaries (as defined in the Credit Agreement) and merge, consolidate or transfer or sell all or substantially all of its or their assets.

The Credit Agreement also contains affirmative covenants customary for credit facilities of this nature, including as to compliance with laws, maintenance of required insurance, payment of taxes, delivery of quarterly and annual financial statements, and maintenance and operation of property. In addition, the Credit Agreement contains customary Events of Default (as defined in the Credit Agreement), including as to non-payment, cross-defaults, failure to comply with financial covenants and other covenants, bankruptcy and insolvency events, judgments, invalidity of collateral or guarantees, changes of control and ERISA-related events.

Each of these affirmative and negative covenants and events of default are subject to a number of important limitations and exceptions.

The description of the New Revolving Credit Facility and the Credit Agreement in this Current Report are summaries, and are qualified in their entirety by reference to the complete terms of the Credit Agreement, the Security Agreement and related Loan Documents (as defined in the Credit Agreement). The Credit Agreement is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Supplemental Indenture

On March 10, 2021, (i) in connection with entering into the New Revolving Credit Facility and (ii) as required by the Indenture, dated as of September 14, 2014 (as amended and/or supplemented from time to time, the “2024 Notes Indenture”) , among the Company, the guarantors party thereto (the “2024 Notes Guarantors”) and U.S. Bank National Association, as trustee (the “2024 Notes Trustee”), the Company, the 2024 Notes Guarantors and the 2024 Notes Trustee entered into a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) to the 2024 Notes Indenture, for the holders of the 2024 Notes. The Sixth Supplemental Indenture secures the 2024 Notes equally and ratably with the indebtedness incurred under the New Revolving Credit Facility for so long as such indebtedness is so secured under the New Revolving Credit Facility.

The foregoing description of the Sixth Supplemental Indenture is a summary, and is qualified in its entirety by reference to the complete terms of the Sixth Supplemental Indenture attached hereto as Exhibit 4.3, which is incorporated herein by reference.

Amendment to Receivables Securitization Facility

On March 10, 2021, Owens & Minor Distribution, Inc., O&M Halyard Inc., Byram Healthcare Centers, Inc. (the “Originators”), Owens & Minor Medical, Inc. (the “Servicer”), wholly owned subsidiaries of the Company, and O&M Funding LLC (“O&M Funding”), a special purpose entity wholly owned by Owens and Minor Distribution, Inc., entered into an amendment to their accounts receivable securitization program (the “Amended Receivables Securitization Program”). Pursuant to the Amended Receivables Securitization Program, (i) the Servicer, O&M Funding, as borrower, the financial institutions from time to time party thereto and listed therein as lenders (collectively, the “Lenders”), PNC Bank, National Association, as administrative agent (“PNC Bank”), and PNC Capital Markets LLC, as structuring agent (“PNC Markets”) entered into the Third Amendment Agreement to the Receivables Financing Agreement (as amended, the “Receivables Financing Agreement”) and (ii) the Originators, the Servicer and O&M Funding, as buyer, entered into an amendment to the Purchase and Sale Agreement (as amended, the “Purchase and Sale Agreement”). Under the Amended Receivables Securitization Program, the Originators, pursuant to the Purchase and Sale Agreement, sell certain of their trade receivables and certain related rights to payment and obligations of the Originators with respect to such receivables and certain related rights (the “Receivables”) to Funding, which, in turn, obtains loans secured by the Receivables from the Lenders pursuant to the Receivables Financing Agreement.

Pursuant to the Amended Receivables Securitization Program, the aggregate principal amount of the loans made by the Lenders will not exceed $450 million, subject to the borrowing base restrictions, outstanding unless so increased under the Receivables Financing Agreement. The Lenders under the Amended Receivables Securitization Program receive interest at LMIR provided that O&M Funding may select adjusted LIBOR for a tranche period and any breakage fees accrued. The Receivables Financing Agreement contains customary LIBOR benchmark replacement language. Additionally, PNC Bank and PNC Markets will receive certain fees as agents.

The Amended Receivables Securitization Program contains certain customary representations and warranties and affirmative and negative covenants subject to certain cure period in some cases, including the eligibility of the Receivables being sold by the Originators and securing the loans made by the Lenders, as well as customary reserve requirements, Amended Receivables Securitization Program termination events, Originator termination events and servicer defaults. The Amended Receivables Securitization Program termination events permit the Lenders to terminate the Receivables Financing Agreement upon the occurrence of certain specified events, including failure by O&M Funding to pay amounts when due, certain defaults on indebtedness under the Company’s credit facility, certain judgments, a change of control, certain events negatively affecting the overall credit quality of transferred Receivables and bankruptcy and insolvency events.

The Servicer will receive a fee as servicer of the Receivables.

The Amended Receivables Securitization Program matures in March 2024.

The proceeds from the sale of Receivables pursuant to the Amended Receivables Securitization Program may be used to repay higher interest indebtedness and for other general corporate purposes.

PNC Bank, PNC Markets and several of the Lenders and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

The foregoing description of the Receivables Securitization Program is a summary, and is qualified in its entirety by reference to the complete terms of the (i) the Receivables Financing Agreement, a copy of which is attached hereto as Exhibit 10.2, (ii) the Amendment to the Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 10.3 and (iii) the Purchase and Sale Agreement, a copy of which was filed with our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 19, 2020, each of which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Company used a portion of the net proceeds from the Notes Offering to repay borrowings under its revolving credit facility (“Existing Revolving Credit Facility”) and Term B Loan (“Term B Loan”) provided under that certain Credit Agreement dated as of July 27, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time) among the Company, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A. and a syndicate of financial institutions, including Citibank, N.A (the “Existing Credit Agreement”). The Existing Credit Agreement and all obligations thereunder were repaid effective March 10, 2021.

The material terms and conditions of the Existing Credit Agreement were described in our Current Reports on Form 8-K filed with the SEC on July 28, 2017, April 18, 2018, May 4, 2018, May 10, 2018 and February 18, 2019.

The initial purchasers of the New Notes and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the initial purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the initial purchasers or their respective affiliates are agents and/or lenders under the Existing Revolving Credit Facility and Term B Loan and, as a result, will receive a portion of the net proceeds from this offering of the New Notes that the Company used to repay outstanding borrowings under the Existing Revolving Credit Facility and Term B Loan. In addition, certain of the initial purchasers or their respective affiliates are expected to be agents and/or lenders under the New Credit Facilities and, as a result, will receive customary fees in connection with such roles. The Company and its affiliates may also from time to time engage certain of the lenders under the Existing Credit Agreement to provide other banking, investment banking and financial services, including as agents and/or lenders under the New Credit Facilities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d)    Exhibits.

4.1	Indenture, dated March 10, 2021, among Owens & Minor, Inc., the guarantors named therein and Regions Bank, as Trustee.

4.2	Form of Global Note for the 4.500% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1 hereto).

4.3	Sixth Supplemental Indenture, dated as of March 10, 2021, by and among Owens & Minor, Inc., the guarantors signatory thereto and U.S. Bank National Association, as trustee.

10.1	Credit Agreement, dated as of March 10, 2021, by and among Owens & Minor, Inc, and certain subsidiaries of Owens & Minor, Inc, as borrowers, Bank of America, N.A., as an administrative agent and collateral agent, and a syndicate of financial institutions, as lenders.*

10.2	Third Amendment to Receivables Financing Agreement, dated as of March 10, 2021, by and among Owens & Minor Medical, Inc., as the initial servicer, O&M Funding LLC, as borrower, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent, and PNC Capital Markets LLC, as structuring agent.*

10.3	Amendment to Purchase and Sale Agreement, dated as of March 10, 2021, by and among Owens & Minor Distribution, Inc., as the originator, Owens & Minor Medical, Inc., as servicer, and O&M Funding LLC, as buyer.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*

Certain exhibits and schedules been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2021

OWENS & MINOR, INC.

By:	/s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	Executive Vice President, General Counsel and Corporate Secretary